PROMISSORY NOTE

Orlando, Florida, Orange County, U.S.A.

U.S.$1,000,000.00	Date: November 10, 2003

Amount; Interest Rate

FOR VALUE RECEIVED, the undersigned, IBSG International, Inc., a corporation organized and existing under the laws of Florida, with offices at 1132 Celebration Blvd, Celebration FL 34747, promises to pay to the order of the M&K Trust Dated April 16, 2002, as amended, a grantor’s trust, created and initially existing under the laws of the State of Florida, whose primary beneficiary, Kim de Beyer-Rivers, resides at 14035 Sierra Vista Drive, Orlando, Florida 32837, the principal sum of one million dollars and no/100 United States dollars (U.S.$1,000,000.00), and interest on the outstanding principal balance from the date hereof at a flat rate of 8% per annum.

Payment Schedule

The principal amount of this note shall be payable in one hundred twenty (120) equal installments as follows: U.S. $12,132.76 on the last day of each month commencing December 1, 2003, with the final installment due and payable on November 30, 2015.

Accrued interest under this note shall be payable with each installment of principal.

Default

If any of the following events shall occur, the outstanding principal balance of this note together with accrued interest thereon shall, on demand by the holder of this note, be due and payable: any amount owing under this note is not paid when due; a default under any other provision of this note or under any guarantee or other note providing security for the payment of this note; a breach of any representation or warranty under this note or under any such guarantee or other note; the liquidation, dissolution, death or incompetency of the undersigned or any individual, corporation, partnership or other entity guaranteeing or providing security for the payment of this note; the sale of a material portion of the business and assets of the undersigned or any corporation, partnership or other entity guaranteeing or providing security for the payment of this note; the filing of a petition under any bankruptcy, insolvency or similar law by the undersigned or by any individual, corporation, partnership or other entity guaranteeing or providing security for the payment of this note; the making of any assignment for the benefit of creditors by the undersigned or by any individual, corporation, partnership or other entity guaranteeing or providing security for the payment of this note; the filing of a petition under any bankruptcy, insolvency or similar law against the undersigned or against any individual, corporation, partnership or other entity guaranteeing or providing security for the payment of this note and such petition not being dismissed within a period of thirty (30) days of the filing.

Default Interest

The outstanding balance of any amount owing under this note that is not paid when due shall bear interest at the rate of ten percent (10%) per annum above the rate that would otherwise be in effect under this note.

Undersigned’s Representations and Warranties

The undersigned hereby makes the following representations and warranties for the benefit of the holder of this note:

(a) it is duly incorporated and validly existing under the laws of Florida; it is duly qualified to conduct business in the State of Florida; and it has the corporate power and authority to own its property and assets and to carry on its business as it is now being conducted;

(b) it has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Note, the Loan Note and any other notes and documents (collectively called the “Other Notes”) executed under or in connection with this Note and the Loan Note, and it has taken all necessary corporate action to authorize the execution, delivery and performance of this Note, the Loan Note and the Other Notes; this Note, the Loan Note and the Other Notes constitute the legally binding obligations of the undersigned and are enforceable against the undersigned in accordance with their respective terms;

(c) neither the execution nor the delivery of this Note, the Loan Note or any of the Other Notes, nor the transactions contemplated hereby or thereby, nor compliance with the terms and conditions hereof or thereof will:

(i) contravene (A) any provision of the Certificate of Incorporation or bylaws of the undersigned, or (B) any provision of any law, statute, decree, rule or regulation as to which the Undersigned or any of its property is bound, or (C) any judgment, decree, franchise, order or permit applicable to the undersigned or any of its property;

(ii) conflict with, or result in any breach of any terms, covenants, conditions or provisions of, or constitute a default (with or without the giving of notice or passage of time or both) under or pursuant to the terms of any other note or instrument to which the undersigned is a party or by which it is bound; or

(iii) result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the property or assets of the undersigned;

(d) no authorization, consent or approval of, or exemption by, any governmental, judicial or public body or authority is required to authorize or is required in connection with the execution, delivery and performance by the undersigned of this Note, the Loan Note or any of the Other Notes;

(e) the undersigned is not in default and would not with the giving of notice or passage of time or both be in default under any note to which it is a party or by which it or any of its property may be bound; and no litigation, arbitration or administrative proceeding is currently pending or threatened which might have an adverse effect on the business, assets or financial condition of the undersigned;

(f) there is no order, writ, injunction or decree of any court, government or governmental agency affecting the undersigned or any of its businesses, assets or interests;

(g) the audited financial statements of the Company as at November 10, 2003 and the unaudited financial statements of the Company as at December 1, 2004 including profit and loss statements for the periods then ended and balance sheets as of these dates, as set forth in (the “Financial Statements”), present fairly, in the case of the profit and loss statements, the results of operations of the Company for the one-year and three-month periods then ended, and in the case of the balance sheets, the financial condition of the Company at said dates. As at said dates, the Company did not have any liabilities (contingent or otherwise) or assets that are not disclosed in the Financial Statements or, in the case of liabilities, reserved against therein. The Financial Statements have been prepared in accordance with generally accepted accounting principles and practices in the United States consistently applied. Since the dates of the Financial Statements (i) there have been no adverse changes in the business or financial condition of the Company, and the company has conducted its business in accordance with its normal and past practices, (ii) the Company has not incurred any additional obligations or liabilities except trade debts in the ordinary course of business, (iii) the Company has not declared or paid any dividend or made or agreed to make any other distribution or payment in respect of any of its shares or otherwise to any of its shareholders, and (iv) the Company has not purchased or redeemed or agreed to purchase or redeem any of its shares. The Company has filed all tax returns that it has been required to file and has paid all taxes and interest and penalties, if any, which it has been required to pay; and

(h) there are no claims, security interests, options, rights or other privileges outstanding with respect to any of the Collateral or any of undersigned’s other assets.

Affirmative Covenants of Undersigned

(a) The undersigned will furnish the holder of this note with quarterly, semiannual and annual profit and loss statements and balance sheets (collectively called the “Financial Statements”). The quarterly and semiannual Financial Statements will be delivered to the holder of this note within forty-five (45) days after the end of the applicable period; the annual Financial Statements will be delivered to the holder of this note within ninety (90) days after the end of the undersigned’s fiscal year and will be reviewed undersigned’s independent certified accountants. In addition, the undersigned will provide the holder of this note with such other information about the undersigned, its financial condition, the Collateral and its other assets and its liabilities as the holder of this note may from time to time request.

Negative Covenants of Undersigned

        The undersigned will not without prior written consent of the holder of this note:

(a) change the nature of its business or its place of incorporation;

(b) declare or pay any dividend or make any other distribution or payment in respect of its shares of stock or purchase or redeem any of its shares of stock;

(c) merge or consolidate with any corporation or other entity or liquidate or dissolve;

(d) adopt or agree to adopt any plan providing for its reorganization;

(e) make any loan or other extension of credit;

(f) issue any guarantee or otherwise incur any contingent liability;

(g) sell, pledge, transfer, assign or grant a security interest in any of the Collateral or any of the undersigned’s other assets other than sales of inventory in the ordinary course of business;

Usury Clause

Notwithstanding any other provision of this note, interest under this note shall not exceed the maximum rate permitted by law; and if any amount is paid under this note as interest in excess of such maximum rate, then the amount so paid will not constitute interest but will constitute a prepayment on account of the principal amount of this note. If at any time the interest rate under this note would, but for the provision of the preceding sentence, exceed the maximum rate permitted by law, then the outstanding principal balance of this note shall, on demand by the holder of this note, become and be due and payable.

Where to Make Payments

All payments of principal and interest shall be made in lawful currency of the United States of America in immediately available funds before 11:00 a.m. eastern standard time on the due date thereof at SunTrust Bank, Orlando, Florida 32801, U.S.A., for the account of the M&K Trust Irrevocable Dated April 16, 2002, account number , or in such other manner or at such other place as the holder of this note designates in writing.

Tax Gross Up

All payments under this note shall be made without defense, set-off or counterclaim, free and clear of and without deduction for any taxes of any nature now or hereafter imposed. Should any such payment be subject to any tax, the undersigned shall pay to the holder of this note such additional amounts as may be necessary to enable the holder to receive a net amount equal to the full amount payable hereunder. As used in this paragraph, the term “tax” means any tax, levy, impost, duty, charge, fee, deduction, withholding, turnover tax, stamp tax and any restriction or condition resulting in a charge imposed in any jurisdiction upon the payment or receipt of any amount under this note other than taxes on the overall net income of the holder under the laws of Florida.

Expenses

The undersigned agrees to pay on demand (i) all expenses (including, without limitation, legal fees and disbursements) incurred in connection with the negotiation and preparation of this note and any documents in connection with this note, and (ii) all expenses of collecting and enforcing this note and any guarantee or collateral securing this note, including, without limitation, expenses and fees of legal counsel, court costs and the cost of appellate proceedings.

Governing Law; Agent for Service of Process

This note and the obligations of the undersigned shall be governed by and construed in accordance with the law of the State of Florida, U.S.A. For purposes of any proceeding involving this note or any of the obligations of the undersigned, the undersigned hereby submits to the non-exclusive jurisdiction of the courts of the State of Florida and of the United States having jurisdiction in the County of Orange State of Florida, and agrees not to raise and waives any objection to or defense based upon the venue of any such court and any objection or defense based upon forum non conveniens. The undersigned agrees not to bring any action or other proceeding with respect to this note or with respect to any of its obligations in any other court unless such courts of the State of Florida and of the United States determine that they do not have jurisdiction in the matter. For purposes of any proceeding involving this note or any of the obligations of the undersigned, the undersigned hereby irrevocably appoints its registered agent, on file with the State of Florida Division of Corporations, its agent to receive service of process for it and on its behalf.

The undersigned will at all times maintain an agent to receive service of process in Florida on its behalf with respect to this note, and in the event that, for any reason, the agent named above or any successor agent shall no longer serve as agent of the undersigned to receive service of process in Florida, the undersigned shall promptly appoint a successor and advise the holder of this note thereof.

Waiver of Presentment, Etc.

The undersigned waives presentment for payment, demand, protest and notice of protest and of non-payment.

Delay; Waiver

The failure or delay by the holder of this note in exercising any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. The holder of this note may not waive any of its rights except by an instrument in writing signed by the holder.

Prepayment

The undersigned may prepay all or any portion of the principal of this note at any time and from time to time without premium or penalty. Any such prepayment shall be applied against the installments of principal due under this note in the inverse order of their maturity and shall be accompanied by payment of accrued interest on the amount prepaid to the date of prepayment.

Amendment

        This note may not be amended without the written approval of the holder.

        IN WITNESS WHEREOF, the Trust and the Borrower have executed this Note as of the day and year first above written. Intelligent Business Systems Group International, Inc., Borrower, the M&K Rivers Trust Dated 4-16-02, the lender.

By:___________________________________________	By:___________________________________________

THE STATE OF FLORIDA COUNTY OF ORANGE	§ § §

        The foregoing Security Note was acknowledged before me on November       , 2003 by Geoffrey Birch, Secretary, Shareholder and Director of Intelligent Business Systems Group International, Inc.., who is personally known to me, or produced identification in the form of           and M& K Rivers Trust, Trustee of the Kim de Beyer-Rivers Trust, u/a/d April 16, 2002, who is personally known to me, or produced identification in the form of               .

___________________________________ NOTARY PUBLIC IN AND FOR THE STATE OF FLORIDA Notary's printed name:________________